Exhibit 99.1
Marathon Petroleum Corp. Reports Third-Quarter 2024 Results
•Third-quarter net income attributable to MPC of $622 million, or $1.87 per diluted share
•$2.5 billion of adjusted EBITDA and $1.7 billion of net cash provided by operating activities
•Executing Midstream growth anchored in the Permian and Marcellus; $1.6 billion segment adjusted EBITDA in the third quarter, up nearly 6% year-over-year
•Annually MPC expects to receive distributions of $2.5 billion following MPLX’s 12.5% quarterly distribution increase, building on the strong value proposition to MPC through our integrated relationship
•$3.0 billion of capital returned to shareholders; announced additional $5 billion share repurchase authorization and a 10% quarterly dividend increase

FINDLAY, Ohio, Nov 5, 2024 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $622 million, or $1.87 per diluted share, for the third quarter of 2024, compared with net income attributable to MPC of $3.3 billion, or $8.28 per diluted share, for the third quarter of 2023.
The third quarter of 2024 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.5 billion, compared with $5.7 billion for the third quarter of 2023. Adjustments are shown in the accompanying release tables.
“We remain committed to peer-leading operational excellence, commercial performance, and profitability per barrel in each of the regions in which we operate,” said President and Chief Executive Officer Maryann Mannen. “MPLX continues to grow, and the durability of its cash flow profile supported a 12.5% increase to its quarterly distribution, strengthening the value proposition to MPC. We returned $3.0 billion through share repurchases and dividends during the quarter, demonstrating our commitment of peer-leading capital return.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing Segment
Segment income from operations	$298	$3,757	$2,383	$9,076
Add: Depreciation and amortization	465	463	1,395	1,411
Refining planned turnaround costs	290	153	1,121	902
Refining & Marketing segment adjusted EBITDA	1,053	4,373	4,899	11,389

Midstream Segment
Segment income from operations	1,275	1,136	3,796	3,550
Add: Depreciation and amortization	353	340	1,041	988
Garyville incident response costs	—	63	—	63
Midstream segment adjusted EBITDA	1,628	1,539	4,837	4,601

Subtotal	2,681	5,912	9,736	15,990
Corporate	(224)	(246)	(675)	(613)
Add: Depreciation and amortization	28	42	75	80
Adjusted EBITDA	$2,485	$5,708	$9,136	$15,457

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1.1 billion in the third quarter of 2024, versus $4.4 billion for the third quarter of 2023. R&M segment adjusted EBITDA was $3.82 per barrel for the third quarter of 2024, versus $16.06 per barrel for the third quarter of 2023. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $290 million in the third quarter of 2024 and $153 million in the third quarter of 2023. The decrease in segment adjusted EBITDA was driven primarily by lower market crack spreads.
R&M margin was $14.35 per barrel for the third quarter of 2024, versus $26.16 per barrel for the third quarter of 2023. Crude capacity utilization was approximately 94%, resulting in total throughput of 3.0 million barrels per day (bpd) for the third quarter of 2024.
Refining operating costs were $5.30 per barrel for the third quarter of 2024, versus $5.14 per barrel for the third quarter of 2023.
Midstream
Segment adjusted EBITDA was $1.6 billion in the third quarter of 2024, versus $1.5 billion for the third quarter of 2023. The results were primarily driven by higher rates and volumes, including growth from equity affiliates, and contributions from recently acquired assets in the Utica and Permian basins.
Corporate and Items Not Allocated
Corporate expenses totaled $224 million in the third quarter of 2024, compared with $246 million in the third quarter of 2023.

Financial Position, Liquidity, and Return of Capital
As of September 30, 2024, MPC had $5.1 billion of cash, cash equivalents, and short-term investments, including $2.4 billion of cash at MPLX, and $5 billion available on its bank revolving credit facility. The company repaid the $750 million of senior notes that matured in September 2024 and anticipates refinancing the notes.
In the third quarter, the company returned approximately $3.0 billion of capital to shareholders through $2.7 billion of share repurchases and $273 million of dividends. Through October 31, the company repurchased an additional $0.5 billion of company shares.

On October 30, MPC announced that its Board of Directors approved an increase to the quarterly dividend to $0.91 per share. The dividend is payable December 10, 2024, to shareholders of record on November 20, 2024.

Additionally, the Board of Directors approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company has $8.5 billion available under its share repurchase authorizations. The company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be suspended or discontinued at any time.
Strategic and Operations Update
MPC’s 2024 capital spending plan includes high-return investments at its Los Angeles and Galveston Bay refineries. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns targeted at enhancing refinery yields, improving energy efficiency, and lowering costs.
MPLX is advancing growth projects anchored in the Permian and Marcellus basins. MPLX’s integrated footprints in these basins have positioned the partnership with a steady source of growth opportunities.
In the Permian, MPLX gas processing capacity is expected to reach 1.4 billion cubic feet per day (bcf/d) in the second half of 2025. In the Northeast, with the addition of the new facility announced today, MPLX’s gas processing capacity is expected to reach 8.1 bcf/d and total fractionation capacity to 800 thousand bpd in the second half of 2026. In the Utica basin, utilization of existing capacity is increasing, with gas processing volumes continuing to grow.
In the third quarter, MPLX closed the acquisition of its additional interest in the BANGL pipeline, bringing its ownership to 45%. This natural gas liquids pipeline is being expanded to increase capacity to 250 thousand bpd, with expected completion in the first quarter of 2025. MPLX and its partners are progressing the Blackcomb and Rio Bravo natural gas pipelines, connecting the Permian to domestic and export markets along the Gulf Coast. Both pipelines are anticipated in service in the second half of 2026.

Fourth-Quarter 2024 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.50
Distribution costs (in millions)	$1,525
Refining planned turnaround costs (in millions)	$285
Depreciation and amortization (in millions)	$475

Refinery throughputs (mbpd):
Crude oil refined	2,650
Other charge and blendstocks	230
Total	2,880

Corporate (includes $20 million of D&A)	$200

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Alyx Teschel, Manager, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity, equity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “endeavor”, “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “progress”, “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive”, “target,” “trends”, “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties or minimum inventory requirements on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2023, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2024	2023	2024	2023
Revenues and other income:
Sales and other operating revenues	$35,107	$40,917	$105,727	$112,124
Income from equity method investments	219	215	796	547
Net gain (loss) on disposal of assets	(2)	110	17	126
Other income	49	341	406	687
Total revenues and other income	35,373	41,583	106,946	113,484
Costs and expenses:
Cost of revenues (excludes items below)	32,144	34,928	95,682	95,984
Depreciation and amortization	846	845	2,511	2,479
Selling, general and administrative expenses	815	824	2,417	2,219
Other taxes	219	233	681	683
Total costs and expenses	34,024	36,830	101,291	101,365
Income from operations	1,349	4,753	5,655	12,119
Net interest and other financial costs	221	118	594	414
Income before income taxes	1,128	4,635	5,061	11,705
Provision for income taxes	113	1,004	779	2,410
Net income	1,015	3,631	4,282	9,295
Less net income attributable to:
Redeemable noncontrolling interest	6	25	21	71
Noncontrolling interests	387	326	1,187	994
Net income attributable to MPC	$622	$3,280	$3,074	$8,230

Per share data
Basic:
Net income attributable to MPC per share	$1.88	$8.31	$8.85	$19.66
Weighted average shares outstanding (in millions)	331	394	347	418

Diluted:
Net income attributable to MPC per share	$1.87	$8.28	$8.83	$19.57
Weighted average shares outstanding (in millions)	332	396	348	420

Income Summary (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing	$298	$3,757	$2,383	$9,076
Midstream	1,275	1,136	3,796	3,550
Corporate	(224)	(246)	(675)	(613)
Income from operations before items not allocated to segments	1,349	4,647	5,504	12,013
Items not allocated to segments:
Gain on sale of assets	—	106	151	106
Income from operations	$1,349	$4,753	$5,655	$12,119

Capital Expenditures and Investments (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing	$372	$255	$967	$919
Midstream(a)	557	234	1,125	748
Corporate(b)	21	33	63	107
Total	$950	$522	$2,155	$1,774

(a)    The three and nine months ended September 30, 2024 include $228 million related to acquisitions of additional interests in BANGL, LLC and Wink to Webster Pipeline LLC.
(b)Includes capitalized interest of $14 million, $9 million, $38 million and $43 million for the third quarter 2024, the third quarter 2023, the first nine months of 2024 and the first nine months of 2023, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Refining & Marketing margin(a)	$14.35	$26.16	$16.82	$24.80
Less:
Refining operating costs(b)	5.30	5.14	5.44	5.32
Distribution costs(c)	5.41	5.44	5.58	5.29
Other (income) loss(d)	(0.18)	(0.48)	(0.35)	(0.16)
Refining & Marketing segment adjusted EBITDA	3.82	16.06	6.15	14.35
Less:
Refining planned turnaround costs	1.05	0.56	1.41	1.14
Depreciation and amortization	1.69	1.70	1.75	1.78
Refining & Marketing income from operations	$1.08	$13.80	$2.99	$11.43

Fees paid to MPLX included in distribution costs above	$3.65	$3.58	$3.72	$3.60

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Refining & Marketing refined product sales volume (mbpd)(a)	3,685	3,596	3,568	3,510
Crude oil refining capacity (mbpcd)(b)	2,950	2,936	2,950	2,911
Crude oil capacity utilization (percent)(b)	94	94	91	92

Refinery throughputs (mbpd):
Crude oil refined	2,776	2,773	2,690	2,680
Other charge and blendstocks	215	186	217	228
Net refinery throughputs	2,991	2,959	2,907	2,908

Sour crude oil throughput (percent)	42	46	44	44
Sweet crude oil throughput (percent)	58	54	56	56

Refined product yields (mbpd):
Gasoline	1,494	1,511	1,464	1,506
Distillates	1,111	1,061	1,066	1,040
Propane	68	65	66	66
NGLs and petrochemicals	212	202	205	196
Heavy fuel oil	63	74	59	55
Asphalt	83	87	82	84
Total	3,031	3,000	2,942	2,947
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	87	80	83	56

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$13.66	$22.30	$16.01	$22.34
Refining operating costs	3.96	4.16	4.18	4.05
Refining planned turnaround costs	0.67	0.86	1.41	1.20
Refining depreciation and amortization	1.39	1.30	1.43	1.39

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Refinery throughputs (mbpd):
Crude oil refined	1,108	1,104	1,094	1,064
Other charge and blendstocks	194	162	179	181
Gross refinery throughputs	1,302	1,266	1,273	1,245

Sour crude oil throughput (percent)	55	59	56	52
Sweet crude oil throughput (percent)	45	41	44	48

Refined product yields (mbpd):
Gasoline	607	627	605	637
Distillates	484	434	465	435
Propane	38	36	37	37
NGLs and petrochemicals	127	117	126	115
Heavy fuel oil	60	66	52	34
Asphalt	17	17	16	18
Total	1,333	1,297	1,301	1,276
Inter-region refinery transfers included in throughput and yields above (mbpd)	66	55	53	33

Mid-Continent Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$15.67	$25.38	$17.29	$25.37
Refining operating costs	5.36	4.74	5.22	5.06
Refining planned turnaround costs	1.80	0.26	1.37	0.82
Refining depreciation and amortization	1.49	1.48	1.53	1.53

Refinery throughputs (mbpd):
Crude oil refined	1,129	1,149	1,106	1,124
Other charge and blendstocks	74	73	77	70
Gross refinery throughputs	1,203	1,222	1,183	1,194

Sour crude oil throughput (percent)	22	25	25	26
Sweet crude oil throughput (percent)	78	75	75	74

Refined product yields (mbpd):
Gasoline	624	629	617	619
Distillates	429	439	419	428
Propane	21	20	20	20
NGLs and petrochemicals	53	55	50	51
Heavy fuel oil	13	13	14	13
Asphalt	65	69	65	66
Total	1,205	1,225	1,185	1,197
Inter-region refinery transfers included in throughput and yields above (mbpd)	7	9	10	8

West Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$13.07	$36.65	$17.67	$29.31
Refining operating costs	7.38	7.56	8.07	8.35
Refining planned turnaround costs	0.20	0.45	1.25	1.59
Refining depreciation and amortization	1.27	1.27	1.36	1.37

Refinery throughputs (mbpd):
Crude oil refined	539	520	490	492
Other charge and blendstocks	34	31	44	33
Gross refinery throughputs	573	551	534	525

Sour crude oil throughput (percent)	59	63	62	69
Sweet crude oil throughput (percent)	41	37	38	31

Refined product yields (mbpd):
Gasoline	287	287	270	273
Distillates	218	192	196	182
Propane	9	9	9	9
NGLs and petrochemicals	37	36	34	37
Heavy fuel oil	28	33	29	29
Asphalt	1	1	1	—
Total	580	558	539	530
Inter-region refinery transfers included in throughput and yields above (mbpd)	14	16	20	15

Midstream Operating Statistics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Pipeline throughputs (mbpd)(a)	6,036	5,980	5,852	5,904
Terminal throughputs (mbpd)	3,268	3,228	3,132	3,167
Gathering system throughputs (million cubic feet per day)(b)	6,737	6,257	6,527	6,258
Natural gas processed (million cubic feet per day)(b)	9,775	8,961	9,572	8,835
C2 (ethane) + NGLs fractionated (mbpd)(b)	635	613	644	596

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Select Financial Data (unaudited)

	September 30, 2024	June 30, 2024
(in millions of dollars)
Cash and cash equivalents	$4,002	$4,441
Short-term investments	1,141	4,058
Total consolidated debt(a)	28,220	28,937
MPC debt	6,134	6,865
MPLX debt	22,086	22,072
Redeemable noncontrolling interest	203	202
Equity	25,509	27,886

(in millions)
Shares outstanding	325	341

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$622	$3,280	$3,074	$8,230
Pre-tax adjustments:
Garyville incident response costs	—	63	—	63
Gain on sale of assets	—	(106)	(151)	(106)
Tax impact of adjustments(a)	—	9	23	9
Non-controlling interest impact of adjustments	—	(22)	55	(22)
Adjusted net income attributable to MPC	$622	$3,224	$3,001	$8,174

Diluted income per share	$1.87	$8.28	$8.83	$19.57
Adjusted diluted income per share	$1.87	$8.14	$8.62	$19.44

Weighted average diluted shares outstanding	332	396	348	420

(a)Income taxes for the three and nine months ended September 30, 2024 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments after non-controlling interest. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$622	$3,280	$3,074	$8,230
Net income attributable to noncontrolling interests	393	351	1,208	1,065
Provision for income taxes	113	1,004	779	2,410
Net interest and other financial costs	221	118	594	414
Depreciation and amortization	846	845	2,511	2,479
Refining planned turnaround costs	290	153	1,121	902
Garyville incident response costs	—	63	—	63
Gain on sale of assets	—	(106)	(151)	(106)
Adjusted EBITDA	$2,485	$5,708	$9,136	$15,457

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing segment adjusted EBITDA	$1,053	$4,373	$4,899	$11,389
Plus (Less):
Depreciation and amortization	(465)	(463)	(1,395)	(1,411)
Refining planned turnaround costs	(290)	(153)	(1,121)	(902)
Selling, general and administrative expenses	651	658	1,950	1,846
Income from equity method investments	(43)	(24)	(85)	(5)
Net (gain) loss on disposal of assets	1	(1)	1	(4)
Other income	(16)	(313)	(309)	(605)
Refining & Marketing gross margin	891	4,077	3,940	10,308
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,809	2,608	8,590	8,101
Depreciation and amortization	465	463	1,395	1,411
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(143)	51	(322)	79
Other taxes included in Refining & Marketing margin	(73)	(77)	(205)	(217)
Refining & Marketing margin	$3,949	$7,122	$13,398	$19,682

Refining & Marketing margin by region:
Gulf Coast	$1,554	$2,483	$5,356	$7,393
Mid-Continent	1,724	2,834	5,555	8,213
West Coast	671	1,805	2,487	4,076
Refining & Marketing margin	$3,949	$7,122	$13,398	$19,682

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.